UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 07, 2023

KAISER ALUMINUM CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 West McEwen Drive Suite 500
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (629) 252-7040

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an Amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Kaiser Aluminum Corporation (the “Company”) with the Securities and Exchange Commission on June 7, 2023 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the determination by the Company's board of directors regarding the frequency with which the stockholders will have an advisory, non-binding vote on executive compensation. No other changes have been made to the Original Filing other than to provide the disclosure set forth in this Amendment No. 1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2023, at the 2023 Annual Meeting of Stockholders of the Company, the stockholders voted on, among other matters, an advisory proposal regarding the frequency of future advisory votes on executive compensation. As previously reported in the Original Filing, the Company's stockholders recommended, consistent with the recommendation of the Company's board of directors, in an advisory, non-binding vote, a frequency of one year for future advisory votes on executive compensation. After considering the vote of the stockholders, the Company's board of directors has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

Date:	October 13, 2023	By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel and Corporate Secretary